Exhibit 99.1

Moog Inc. ▪ East Aurora, New York ▪ 14052 ▪ 716-652-2000

Press Information

Release Date:	IMMEDIATE	Contact:	Ann Marie Luhr
	April 26, 2019		716-687-4225

MOOG REPORTS SECOND QUARTER RESULTS

East Aurora, NY -- Moog Inc. (NYSE: MOG.A and MOG.B) announced today financial results for the quarter ended March 30, 2019.

Second Quarter Highlights

•	Sales of $719 million, up 4% from a year ago;

•	Diluted earnings per share of $1.20 includes a $0.20 per share charge related to a supplier quality issue in the Aircraft Controls segment;

•	Cash flow from operations of $45 million.

Segment Results

Total Aircraft Controls segment sales in the quarter were $321 million, up 3% year over year. Military aircraft sales of $155 million were unchanged. F-35 Joint Strike Fighter sales increased 4%. Other OEM military sales were down 11%, to $68 million, attributed to lower sales in helicopter product lines. Military aftermarket sales were $53 million, up 13% on F-35 and V-22 program activity.

Commercial aircraft revenues increased 6%, to $166 million. Boeing OEM sales were $64 million, up 12% on strong 787 sales. Airbus sales of $44 million increased 12% on A350 deliveries. Other legacy OEM sales were higher year over year. Commercial aftermarket sales were down 9%, mostly due to lower business jet and 787 activity.

Space and Defense segment sales were $165 million, up 15% year over year. Defense sales were up 30%, to $111 million, on increases in all product lines. Space sales were off 8%, attributed to decreases in sales of space avionics and satellite products, compared to last year’s strong second quarter.

Industrial Systems segment sales in the quarter were $233 million, mostly unchanged from last year’s second quarter. The Company’s exit from the wind pitch controls business last year reduced energy market sales, but were offset, in part, by higher sales for energy exploration applications. Industrial automation sales were up a healthy 7%, to $116 million, helped by the large motor acquisition in the Czech Republic. Medical market sales were 6% higher on strong enteral pump sales. Simulation and test sales were mostly unchanged.

Total backlog was $2.2 billion, with consolidated 12-month backlog at $1.6 billion, up 26% from a year ago.

Fiscal 2019 Outlook

The Company updated its projections for fiscal 2019.

•	Forecast sales of $2.88 billion, unchanged from 90 days ago;

•	Forecast earnings per share of $5.05, plus or minus $0.20;

•	Forecast full year operating margins of 11.4%;

•	Forecast cash flow from operations of $270 million;

•	Forecast effective tax rate of 26.0%.

Exhibit 99.1

“Overall, Q2 was another good quarter for our operations with sales up and adjusted earnings per share ahead of our guidance,” said John Scannell, Chairman and CEO. “We took a reserve in the quarter for the future costs associated with a supplier quality issue in our Aircraft Group, but apart from this reserve, at the half way mark, the year is shaping up nicely.”

In conjunction with today’s release, Moog will host a conference call beginning at 10:00 a.m. ET, which will be broadcast live over the Internet. John Scannell, Chairman and CEO, and Don Fishback, CFO, will host the call. Listeners can access the call live or in replay mode at www.moog.com/investors/communications. Supplemental financial data will be available on the webcast web page 90 minutes prior to the conference call.

Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog’s high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, marine and medical equipment. Additional information about the company can be found at www.moog.com.

Exhibit 99.1

Cautionary Statement

Information included or incorporated by reference in this report that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to certain current and future events and financial performance and are not guarantees of future performance. This includes but is not limited to, the Company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the board of directors, and based on an evaluation of company earnings, financial condition and requirements, business conditions, capital allocation determinations and other factors, risks and uncertainties. The impact or occurrence of these could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include:

•	the markets we serve are cyclical and sensitive to domestic and foreign economic conditions and events, which may cause our operating results to fluctuate;

•	we operate in highly competitive markets with competitors who may have greater resources than we possess;

•
we depend heavily on government contracts that may not be fully funded or may be terminated, and the failure to receive funding or the termination of one or more of these contracts could reduce our sales and increase our costs;

•	we make estimates in accounting for over time contracts, and changes in these estimates may have significant impacts on our earnings;

•	we enter into fixed-price contracts, which could subject us to losses if we have cost overruns;

•	we may not realize the full amounts reflected in our backlog as revenue, which could adversely affect our future revenue and growth prospects;

•	if our subcontractors or suppliers fail to perform their contractual obligations, our prime contract performance and our ability to obtain future business could be materially and adversely impacted;

•
contracting on government programs is subject to significant regulation, including rules related to bidding, billing and accounting kickbacks and false claims, and any non-compliance could subject us to fines and penalties or possible debarment;

•	the loss of The Boeing Company as a customer or a significant reduction in sales to The Boeing Company could adversely impact our operating results;

•	our new product research and development efforts may not be successful which could reduce our sales and earnings;

•	our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete;

•	our business operations may be adversely affected by information systems interruptions, intrusions or new software implementations;

•	our indebtedness and restrictive covenants under our credit facilities could limit our operational and financial flexibility;

•
significant changes in discount rates, rates of return on pension assets, mortality tables and other factors could adversely affect our earnings and equity and increase our pension funding requirements;

•	a write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth;

•	our sales and earnings may be affected if we cannot identify, acquire or integrate strategic acquisitions, or if we engage in divesting activities;

•	our operations in foreign countries expose us to political and currency risks and adverse changes in local legal and regulatory environments;

•	unforeseen exposure to additional income tax liabilities may affect our operating results;

•	government regulations could limit our ability to sell our products outside the United States and otherwise adversely affect our business;

•
the failure or misuse of our products may damage our reputation, necessitate a product recall or result in claims against us that exceed our insurance coverage, thereby requiring us to pay significant damages;

•	we are involved in various legal proceedings, the outcome of which may be unfavorable to us;

•	future terror attacks, war, natural disasters or other catastrophic events beyond our control could negatively impact our business; and

•	our operations are subject to environmental laws, and complying with those laws may cause us to incur significant costs.

Exhibit 99.1

These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. We disclaim any obligation to update the forward-looking statements made in this report.

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 30, 2019	March 31, 2018	March 30, 2019	March 31, 2018
Net sales	$718,811	$689,049	$1,398,487	$1,316,584
Cost of sales	521,410	488,788	1,001,584	931,938
Inventory write-down - restructuring	—	7,329	—	7,329
Gross profit	197,401	192,932	396,903	377,317
Research and development	31,344	33,995	63,220	66,329
Selling, general and administrative	99,860	98,665	196,186	193,284
Interest	9,939	9,089	19,621	17,735
Restructuring	—	24,058	—	24,058
Other	640	1,456	4,074	2,408
Earnings before income taxes	55,618	25,669	113,802	73,503
Income taxes	13,259	11,704	27,374	58,239
Net earnings	$42,359	$13,965	$86,428	$15,264

Net earnings per share
Basic	$1.21	$0.39	$2.48	$0.43
Diluted	$1.20	$0.39	$2.46	$0.42

Average common shares outstanding
Basic	34,886,541	35,770,089	34,850,898	35,771,247
Diluted	35,241,113	36,179,858	35,183,471	36,190,455

Exhibit 99.1

Diluted net earnings per share for the three and six months ended March 30, 2019 includes an increase of $0.10 related to our adoption of Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (ASC 606). Results shown in the previous table include the one-time impacts of the Tax Cuts and Jobs Act of 2017 and restructuring related to our wind pitch controls business. The table below adjusts the income taxes, net earnings and diluted net earnings per share to exclude these impacts.

Reconciliation to non-GAAP adjusted income taxes, net earnings and diluted net earnings per share:

	Three Months Ended		Six Months Ended
	March 30, 2019	March 31, 2018	March 30, 2019	March 31, 2018
As Reported:
Earnings before income taxes	$55,618	$25,669	$113,802	$73,503
Income taxes	13,259	11,704	27,374	58,239
Effective income tax rate	23.8%	45.6%	24.1%	79.2%
Net earnings	42,359	13,965	86,428	15,264
Diluted net earnings per share	$1.20	$0.39	$2.46	$0.42

Non-GAAP Adjustments - Due to Restructuring - Wind pitch controls business:
Earnings before income taxes	$—	$31,387	$—	$31,387
Income taxes	—	5,485	—	5,485
Net earnings	—	25,902	—	25,902
Diluted net earnings per share	$—	$0.72	$—	$0.72

Non-GAAP Adjustments - Due to Tax Reform:
Income taxes	$—	$(1,958)	$—	$(36,776)
Net earnings	—	1,958	—	36,776
Diluted net earnings per share	$—	$0.05	$—	$1.02

As Adjusted:
Earnings before income taxes	$55,618	$57,056	$113,802	$104,890
Income taxes	13,259	15,231	27,374	26,948
Effective income tax rate	23.8%	26.7%	24.1%	25.7%
Net earnings	42,359	41,825	86,428	52,066
Diluted net earnings per share	$1.20	$1.16	$2.46	$2.15

Exhibit 99.1

Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT
(dollars in thousands)

	Three Months Ended		Six Months Ended
	March 30, 2019	March 31, 2018	March 30, 2019	March 31, 2018
Net sales:
Aircraft Controls	$320,627	$311,439	$624,672	$589,973
Space and Defense Controls	164,825	143,527	320,893	276,920
Industrial Systems	233,359	234,083	452,922	449,691
Net sales	$718,811	$689,049	$1,398,487	$1,316,584
Operating profit (loss):
Aircraft Controls	$27,122	$33,793	$60,321	$64,836
	8.5%	10.9%	9.7%	11.0%
Space and Defense Controls	20,504	17,042	38,977	33,515
	12.4%	11.9%	12.1%	12.1%
Industrial Systems	30,228	(5,428)	57,933	14,483
	13.0%	(2.3)%	12.8%	3.2%
Total operating profit	77,854	45,407	157,231	112,834
	10.8%	6.6%	11.2%	8.6%
Deductions from operating profit:
Interest expense	9,939	9,089	19,621	17,735
Equity-based compensation expense	1,683	1,499	3,691	3,500
Non-service pension expense	3,187	1,707	6,380	3,400
Corporate and other expenses, net	7,427	7,443	13,737	14,696
Earnings before income taxes	$55,618	$25,669	$113,802	$73,503
 .

Operating Profit (Loss) and Margins - as adjusted

	Three Months Ended		Six Months Ended
	March 30, 2019	March 31, 2018	March 30, 2019	March 31, 2018
Industrial Systems operating profit - as reported	$30,228	$(5,428)	$57,933	$14,483
Inventory write-down - restructuring	—	7,329	—	7,329
Restructuring - Wind pitch controls business	—	24,058	—	24,058
Industrial Systems operating profit- as adjusted	30,228	25,959	57,933	45,870
	13.0%	11.1%	12.8%	10.2%
Total operating profit - as adjusted	$77,854	$76,794	$157,231	$144,221
	10.8%	11.1%	11.2%	11.0%

Exhibit 99.1

Moog Inc.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	March 30, 2019	September 29, 2018
ASSETS
Current assets
Cash and cash equivalents	$112,072	$125,584
Receivables	898,801	793,911
Inventories	489,067	512,522
Prepaid expenses and other current assets	47,229	44,404
Total current assets	1,547,169	1,476,421
Property, plant and equipment, net	569,624	552,865
Goodwill	791,398	797,217
Intangible assets, net	88,089	95,537
Deferred income taxes	15,671	17,328
Other assets	21,006	24,680
Total assets	$3,032,957	$2,964,048
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term borrowings	$90	$3,623
Current installments of long-term debt	315	365
Accounts payable	224,555	213,982
Accrued compensation	126,819	147,765
Contract advances	169,836	151,687
Contract and contract-related loss reserves	49,383	42,258
Other accrued liabilities	117,094	120,944
Total current liabilities	688,092	680,624
Long-term debt, excluding current installments	825,692	858,836
Long-term pension and retirement obligations	116,466	117,471
Deferred income taxes	53,272	46,477
Other long-term liabilities	34,993	35,654
Total liabilities	1,718,515	1,739,062
Commitment and contingencies	—	—
Shareholders’ equity
Common stock - Class A	43,786	43,785
Common stock - Class B	7,494	7,495
Additional paid-in capital	510,538	502,257
Retained earnings	2,057,435	1,973,514
Treasury shares	(749,845)	(738,494)
Stock Employee Compensation Trust	(109,506)	(118,449)
Supplemental Retirement Plan Trust	(75,079)	(72,941)
Accumulated other comprehensive loss	(370,381)	(372,181)
Total shareholders’ equity	1,314,442	1,224,986
Total liabilities and shareholders’ equity	$3,032,957	$2,964,048

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	Six Months Ended
	March 30, 2019	March 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$86,428	$15,264
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	36,074	35,536
Amortization	7,212	9,425
Deferred income taxes	2,182	30,709
Equity-based compensation expense	3,691	3,500
Impairment of long-lived assets and inventory write-down associated with restructuring	—	21,811
Other	1,331	2,960
Changes in assets and liabilities providing (using) cash:
Receivables	(16,621)	(30,111)
Inventories	(44,428)	(20,685)
Accounts payable	11,158	11,351
Contract advances	17,127	5,547
Accrued expenses	(6,715)	10,558
Accrued income taxes	(1,767)	4,953
Net pension and post retirement liabilities	13,039	(70,309)
Other assets and liabilities	137	14,721
Net cash provided by operating activities	108,848	45,230
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	—	(42,116)
Purchase of property, plant and equipment	(59,971)	(43,924)
Other investing transactions	2,447	(3,710)
Net cash (used) by investing activities	(57,524)	(89,750)
CASH FLOWS FROM FINANCING ACTIVITIES
Net short-term repayments	(3,560)	—
Proceeds from revolving lines of credit	327,300	209,500
Payments on revolving lines of credit	(361,300)	(269,610)
Proceeds from long-term debt	—	10,000
Payments on long-term debt	(167)	(20,614)
Payment of dividends	(17,430)	—
Proceeds from sale of treasury stock	2,443	2,451
Purchase of outstanding shares for treasury	(16,319)	(5,118)
Proceeds from sale of stock held by SECT	9,479	1,941
Purchase of stock held by SECT	(7,354)	(7,914)
Net cash (used) by financing activities	(66,908)	(79,364)
Effect of exchange rate changes on cash	(50)	11,418
Increase (decrease) in cash, cash equivalents and restricted cash	(15,634)	(112,466)
Cash, cash equivalents and restricted cash at beginning of period	127,706	386,969
Cash, cash equivalents and restricted cash at end of period	$112,072	$274,503

SUPPLEMENTAL CASH FLOW INFORMATION
Treasury shares issued as compensation	$11,795	$—
Equipment acquired through financing	$148	$—